60960942_2 GLOBE LIFE INC. DIRECTOR RESTRICTED STOCK AWARD AGREEMENT Globe Life Inc. (the “Company”) grants to the Grantee shares of its common stock in the number specified below (the “Shares”) pursuant to and subject to the provisions of the Globe Life Inc. 2026 Non-Employee Director Compensation Plan, as amended, which is a sub-plan of the Globe Life Inc. 2026 Incentive Plan, as amended, (collectively, the “Plans”) and to the terms and conditions set forth in this Agreement. By accepting the Shares, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Agreement and the Plans. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plans. Unless vesting is accelerated in accordance with the Plans, the Shares shall vest in accordance with the schedule set forth below. TERMS AND CONDITIONS 1. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee’s service as a director of the Company terminates for any reason other than as described in (b) below, then Grantee shall forfeit all of Grantee’s right, title and interest in and to any unvested Restricted Shares as of the date of termination, and such Restricted Shares shall be reconveyed to the Company without further consideration or any act or action by the Grantee. The restrictions imposed under this Paragraph shall apply to all shares of the Company’s Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company. 2. Expiration and Termination of Restrictions. The restrictions imposed under Paragraph 1 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”): (a) as to all of the Shares, on the six (6) month anniversary of the Grant Date, or (b) the termination of Grantee’s service as a director of the Company by reason of his or her Retirement, death or Disability, or (c) the effective date of a Change in Control. 3. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form: “This certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Restricted Stock Award Agreement between the registered owner and Globe Life Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Globe Life Inc.” Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements of any Exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

60960942_2 4. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he or she may have under this Agreement, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock. In the event that for any reason Grantee shall have received dividends upon such stock after such forfeiture, Grantee shall repay to the Company any amount equal to such dividends. 5. Limitation of Rights. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue in the service of the Company or any Affiliate. 6. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, Grantee may file an appropriate election with Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from the award or any payment of any kind otherwise due to Grantee. 7. Plans Control. The terms contained in the Plans are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plans. In the event of any actual or alleged conflict between the provisions of the Plans and the provisions of this Agreement, the provisions of the Plans shall be controlling and determinative. 8. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plans. 9. Severability. If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included. 10. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Globe Life Inc., 7677 Henneman Way, McKinney, Texas 75070, Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

60960942_2 Company Name Globe Life Inc. Plan Participant Id Participant Name Participant Address Grant/Award Type Grant Amount Grant/Exercise Price Grant/Award Date VESTING SCHEDULE Vesting Date No. of Shares Percent